EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-183790 on Form S-3ASR, Registration Statement No. 333-131284 on Form S-3, Registration Statement No. 333-173932 on Form S-8, Registration Statement No. 333-167918 on Form S-8 and Registration Statement No. 333-136145 on Form S-8 of our report relating to the financial statements dated February 28, 2013, June 14, 2013 as to the effects of the restatements discussed in Note 19, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatements discussed in Note 19), and our report relating to the effectiveness of the Trust's internal control over financial reporting dated February 28, 2013, June 14, 2013 as to the effects of the material weakness described in Management's Report on Internal Control Over Financial Reporting (as revised), (which report expresses an adverse opinion on the effectiveness of the Trust's internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K/A of Education Realty Trust, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
June 14, 2013